ION announces stock repurchase program

HOUSTON, TX - November 4, 2015 - ION Geophysical Corporation (the “Company”) (NYSE: IO) announced today that its board of directors has authorized the Company to repurchase, from time to time from November 10, 2015 through November 10, 2017, up to $25 million in shares of its outstanding common stock. The stock repurchase program may be implemented through open market repurchases or privately negotiated transactions, at management’s discretion. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors including the market price of the Company’s shares of common stock and general market and economic conditions, applicable legal requirements and compliance with the terms of the Company’s outstanding indebtedness.
About ION
ION is a leading provider of technology-driven solutions to the global oil & gas industry. ION’s offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. For more information, visit iongeo.com.
Contact
Jamey S. Seely
Executive Vice President and General Counsel
+1.281.552.3011

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning future activities and the ultimate outcome of litigation, which is inherently unpredictable. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. Risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed during 2015.

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